Exhibit 99.2

Sears Holdings And General Growth Properties Announce 50/50 Joint Venture And Sale-Leaseback Involving 12 Sears Holdings Properties Located at GGP Malls

HOFFMAN ESTATES, Ill. and CHICAGO, April 1, 2015 — Sears Holdings Corporation (NASDAQ: SHLD) (“Sears Holdings”) and General Growth Properties, Inc. (NYSE: GGP) (“GGP”) today announced that they have entered into a real estate joint venture (the “JV”) under which Sears Holdings has contributed to the JV 12 Sears Holdings properties located at GGP malls, involving both existing Sears Holdings stores and certain property leased to third parties occupying former Sears Holdings stores. As part of the transaction, GGP has contributed cash to the JV, and the JV has leased back the existing Sears Holdings stores. The transaction is designed to unlock real estate value and enhance financial flexibility for Sears Holdings while at the same time providing the JV the opportunity to create additional value through re-development and re-leasing of up to 50% of each property.

“Today’s announcement demonstrates our ability to unlock a small portion of Sears Holdings’ vast and valuable real estate portfolio, and represents an important step in the continued transformation of Sears Holdings,” said Edward S. Lampert, Chairman and CEO of Sears Holdings. “We continue to show that Sears Holdings is an asset-rich enterprise with multiple levers to generate financial flexibility, while creating shareholder value. The JV, and its structure, are consistent with our transition from a store-focused network to a more asset-light, member-centric retailer and it provides additional capital to invest in the future of our membership and integrated retail platforms. Importantly, we will continue to operate these 12 stores and there will be minimal impact on the day-to-day operations of our stores or the overall shopping experience for our members.”

Sandeep Mathrani, CEO of General Growth Properties, stated “Our new partnership with Sears Holdings is consistent with our investment strategy of acquiring interests in high-quality retail properties located in the U.S. This transaction provides an opportunity to potentially redevelop certain Sears Holdings locations within our portfolio and further strengthen each mall within its trade area. We look forward to working with Sears Holdings to maximize the value of these locations for our shareholders.”

Joint Venture Structure

A subsidiary of Sears Holdings has contributed to the JV 12 properties at GGP malls where Sears Holdings currently operates department stores (or leases former stores to third party tenants), in exchange for an interest in the JV and $165 million in cash. The transaction values these properties at $330 million in the aggregate. Under the agreement with Sears Holdings, a subsidiary of GGP has made a cash contribution of $165 million to the JV in exchange for a 50% interest in the JV, and such amount has been distributed to Sears Holdings which will own the other 50% interest upon consummation of the transaction.

Planned Transaction with Seritage Growth Properties

As announced separately today, Sears Holdings plans to sell approximately 250 other Sears Holdings properties to Seritage Growth Properties (“Seritage”), a new real estate investment trust. Sears Holdings also announced today the filing of a registration statement on Form S-11 relating to its plans to distribute rights to acquire Seritage common shares to all Sears Holdings stockholders. If the rights offering is completed, Sears Holdings expects to sell its 50% interest in the JV (for a purchase price equal to that being paid by GGP for its interest in the JV) to Seritage. As part of the transaction, GGP has also agreed to invest approximately $33 million to acquire Seritage common shares in a private placement at a purchase price equal to the subscription price for the rights offering (if the rights offering is consummated and subject to other customary conditions).

Lease Terms

Sears Holdings has agreed to lease back the contributed properties from the JV Entity under a triple-net master lease agreement (the “Master Lease”). The Master Lease will extend for a period of ten years, with two five-year renewal options. The initial amount of aggregate base rent under the Master Lease will be $17.3 million. The JV Entity has the ability to recapture up to 50% of the space leased to Sears Holdings and then re-lease this space to other tenants.

As Sears Holdings continues its transformation into an integrated retailer that is focused on serving members across every retail channel, it is unlikely to require the same amount of square footage in each of its physical stores. The provisions of the Master Lease (including various termination rights) allow Sears Holdings to continue to rationalize its operating footprint and reduce expenses while driving additional traffic to the remaining retail space through the proximity of new tenants in the recaptured areas. In addition, these provisions provide the JV with the opportunity to re-configure and re-develop its properties.

Except with respect to the rent amounts and the properties covered, the general format of the Master Lease is similar to the leasing agreements that Sears Holdings expects to enter into with Seritage.

The JV will be governed by an executive committee on which Sears Holdings and GGP have equal representation. An affiliate of GGP will be the leasing manager and property manager for the properties.

Forward-Looking Statements

Sears Holdings Corporation

This press release contains forward-looking statements, which are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of such risks, assumptions and uncertainties, see “Risk Factors” and the forward-looking statement disclosure contained in our most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

General Growth Properties

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although GGP believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, GGP’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. GGP discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. GGP may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

About General Growth Properties

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

General Growth Properties

Kevin Berry

(312) 960-5529